EXHIBIT 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (“Agreement”), dated and effective as of October 18, 2024 (the “Effective Date”), is by and between Blue Planet New Energy Technology Limited (the “Purchaser”), and Allied Gaming & Entertainment, Inc., a Delaware corporation (the “Company”).

RECITALS:

A.            The Company and the Purchaser are executing and delivering this agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act.

B.            The Company and the Purchaser intend to enter into a strategic relationship, including an investment of up to approximately $6,600,000 by the Purchaser by subscribing 6,000,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”).

C.            The Purchaser wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, that aggregate number of shares of Common Stock set forth below the Purchaser’s name on the signature page of this Agreement (the “Purchased Shares”) and a warrant to purchase 6,000,000 shares of Common Stock in substantially the from of Exhibit A attached hereto (the “Warrant,” and together with the Purchased Shares, the “Securities”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Purchaser and Company hereby agree as follows:

1.            Purchase of Securities.
(a)            On the Closing Date (as defined below), the Company shall sell and issue to the Purchaser, and the Purchaser shall purchase and acquire from the Company, the Securities set forth on the table below the Purchaser’s name on the signature page to this Agreement, provided that pursuant to applicable rules of the NASDAQ Stock Market LLC (“NASDAQ”), the issuance of any shares of Common Stock upon exercise of the Warrant shall be subject to the exercise limitations as set forth in the Warrant.  The purchase price for the Securities shall be $1.10 per Purchased Share and Warrant (the “Purchase Price”) and, on the Closing Date, the Purchaser shall deliver the aggregate Purchase Price by wire transfer of immediately available funds to an account designated in writing by the Company prior to the Effective Date.
(b)            The closing of the purchase and sale of the Securities shall take place by exchange of this Agreement and signature pages hereto via email and the delivery of the aggregate Purchase Price to the Company on the Effective Date or on such other date as the Company and the Purchaser may mutually agree in writing (the “Closing Date”).  As soon as practicable, but no later than five (5) business days after the Closing Date, the Company shall deliver to the Purchaser (i) (through its transfer agent) evidence of the Purchased Shares, including, without limitation, an accounting statement showing the issuance of the Purchased Shares in restricted book entry and (ii) a Warrant registered in the name of the Purchaser to purchase up to 6,000,000 shares of Common Stock, with an exercise price equal to $1.80 per share, subject to adjustments therein.

(c)            Each certificate (or book entry) representing any of the Purchased Shares shall be endorsed with the following legend:
“NEITHER THE OFFER NOR SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER ANY STATE SECURITIES LAWS.  THESE SECURITIES MAY ONLY BE SOLD, OFFERED FOR SALE, PLEDGED, ENCUMBERED, OR TRANSFERRED IN COMPLIANCE WITH RULE 144 PROMULGATED UNDER THE ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND UNDER ALL APPLICABLE STATE SECURITIES LAWS, OR UPON RECEIPT BY THE COMPANY AND ITS COUNSEL OF AN OPINION OF COUNSEL ACCEPTABLE IN FORM AND SUBSTANCE TO THE COMPANY AND ITS COUNSEL THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE ACT AND UNDER ALL APPLICABLE STATE SECURITIES LAWS.”
2.            Registration Rights. The Company shall use its commercially reasonable efforts to prepare and file with the Commission within 15 days of the Closing Date a registration statement on Form S-3, or such successor form promulgated by the Commission, registering the resale of the Purchased Shares, the Warrant, and the shares of Common Stock issuable upon exercise of the Warrant (the “Warrant Shares” and together with the Purchased Shares and the Warrant, the “Registrable Securities”) (as amended from time to time, the “Registration Statement”), subject to applicable limitations on the amount of Registrable Securities that may be registered for resale on the Registration Statement by the Purchaser without being deemed a primary offering by or on behalf of the Company under applicable guidelines of the Commission.  The Company will use commercially reasonable efforts to ensure that the Registration Statement is declared effective within 90 days following the Closing Date (or, if the Commission notifies the Company that it does not intend to review the Registration Statement, 60 days following the Closing Date). The Company will agree to make such filings as are necessary to keep the Registration Statement effective until the earliest of (i) such time as all Registrable Securities held by the Purchaser and registered under the Registration Statement have been sold; (ii) the date on which the Purchaser may sell such Registrable Securities without restriction under Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission) (but with no volume or other restrictions or limitations including as to manner or timing of sale or current public information requirements).  Upon the Registration Statement becoming declared effective by the Commission, (i) the Company will promptly notify the Purchaser of the effectiveness of the Registration Statement, and (ii) if after the date the Registration Statement is declared effective, the Purchaser seeks to sell the Registrable Securities, the Company shall take all actions reasonably necessary to allow, and shall use reasonable best efforts to ensure that the Company’s transfer agent and counsel facilitate the sale or transfer of the subject Registrable Securities pursuant to the Registration Statement.
3.            The Company shall:

(a)            advise the Purchaser within two (2) business days:
(1)	when the Registration Statement or any amendment thereto has been filed with the Commission and when such Registration Statement or any post-effective amendment thereto has become effective;
(2)	of any request by the Commission for amendments or supplements to the Registration Statement or the prospectus included therein or for additional information with respect thereto;

(3)	of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for such purpose;
(4)
of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(5)
if it learns that any statement included in the Registration Statement or related prospectus is misleading and omits to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading.

Notwithstanding anything to the contrary set forth herein, the Company shall not, when so advising the Purchaser of such events, provide the Purchaser with any material, nonpublic information regarding the Company;

(b)            use its best efforts to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement as soon as reasonably practicable;
(c)            upon the occurrence of any event contemplated above, except for such times as the Company is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of the Registration Statement, the Company shall use its best efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to the Purchaser of the Registrable Securities included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;
(d)            use its commercially reasonable efforts to cause all the Purchased Shares and the Warrant Shares to be listed on each securities exchange or market, if any, on which equity securities issued by the Company have been listed; and
(e)            use its commercially reasonable efforts to take all other steps necessary to effect the registration of the Registrable Securities.
The Company shall, notwithstanding any termination of this Agreement, indemnify, defend and hold harmless the Purchaser (to the extent a seller under any Registration Statement), the officers, directors, agents, partners, members, managers, stockholders, affiliates, employees and investment advisers of each of them, each person who controls the Purchaser (within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”)) and the officers, directors, partners, members, managers, stockholders, agents, affiliates, employees and investment advisers of each such controlling person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, demands, suits, actions, judgments, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, that arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any prospectus included in any Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, (ii) any violation or alleged violation by the Company of the Securities Act, Exchange Act or any state securities law or any rule or regulation thereunder, in connection with the performance of its obligations under this Section 3, except to the extent, but only to the extent, that such untrue statements or omissions are based upon information regarding the Purchaser furnished in writing to the Company by the Purchaser expressly for use therein, (iii) the gross negligence, willful misconduct or material omissions of the Company or its subsidiaries or affiliates in connection with the performance of its (or their) obligations under this Agreement; or (iv) a material breach of any provision hereof by the Company. The Company shall notify the Purchaser promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 3 of which the Company is or becomes aware. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party and shall survive the transfer of the Securities by the Purchaser.

4.            Purchaser Representations, Warranties, and Covenants. The Purchaser hereby represents, warrants, and covenants to the Company that:
(a)            The Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.
(b)            This Agreement has been validly authorized, executed and delivered by the Purchaser and, assuming the due authorization, execution and delivery thereof by the Company, is a valid and binding agreement enforceable in accordance with its terms, subject to the general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors’ rights generally. The execution, delivery and performance of this Agreement by the Purchaser does not and will not conflict with, violate or cause a breach of, constitute a default under, or result in a violation of (i) any agreement, contract or instrument to which the Purchaser is a party which would prevent the Purchaser from performing its obligations hereunder or (ii) any law, statute, rule or regulation to which the Purchaser is subject.
(c)            The Purchaser has the requisite corporate power and authority to enter into and to perform its obligations under this Agreement; and the execution, delivery and performance by the Purchaser of this Agreement have been duly authorized by all necessary action on the part of the Purchaser.
(d)            The Purchaser is an “accredited investor” as defined by Rule 501 under the Securities Act.
(e)            The Purchaser acknowledges that it has had the opportunity to review this Agreement and the transactions contemplated by this Agreement with the Purchaser’s own legal counsel and investment and tax advisors. Purchaser is familiar with the business, management, financial condition and affairs of the Company.
(f)            The Purchaser has reviewed the documents of the Company filed with the Commission (the “Company Filings”), and the Purchaser understands the content of the Company Filings and the risks described about an investment in the Company.
(g)            The Purchaser has been advised that the Securities have not been registered under the Securities Act.
(h)            The Securities will be acquired for the Purchaser’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act.

(i)            The Purchaser has had an opportunity to receive all information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Securities.  The Purchaser acknowledges receipt of copies of the Company Filings.
(j)            The Purchaser understands that the Securities are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances.
(k)            The Purchaser acknowledges that the Company makes no representations or warranties as to any matter whatsoever except as expressly set forth in this Agreement or in any certificate delivered by the Company to the Purchaser in accordance with the terms hereof and thereof.
(l)            The Purchaser agrees that for a period commencing on the Closing Date and ending on the date that is one-hundred and eighty (180) days thereafter, it will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any of the Securities.
5.            Company Representations, Warranties, and Covenants.  The Company hereby represents, warrants and covenants to the Purchaser that:
(a)            The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware.
(b)            This Agreement has been validly authorized, executed and delivered by it and, assuming the due authorization, execution and delivery thereof by the Purchaser, is a valid and binding agreement enforceable in accordance with its terms, subject to the general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors’ rights generally. The execution, delivery and performance of this Agreement by the Company does not and will not conflict with, violate or cause a breach of, constitute a default under, or result in a violation of (i) any agreement, contract or instrument to which the Company is a party which would prevent the Company from performing its obligations hereunder or (ii) any law, statute, rule or regulation to which the Company is subject.
(c)            The Company has the requisite corporate power and authority to enter into and to perform its obligations under this Agreement; and the execution, delivery and performance by the Company of this Agreement have been duly authorized by all necessary action on the part of the Company.
(d)            The Purchased Shares are duly and validly authorized for issuance and sale to the Purchaser by the Company, and, when issued and delivered by the Company against payment therefor by the Purchaser in accordance with the terms hereof, shall be validly issued and non-assessable and free from all preemptive or similar rights, taxes and encumbrances and the Purchased Shares shall be fully paid with the Purchaser being entitled to all rights accorded to a holder of Common Stock. Assuming the accuracy of the representations and warranties set forth in Section 4 of this Agreement, the offer and issuance by the Company of the Purchased Shares is exempt from registration under the Securities Act.
(e)            The Company acknowledges that the Purchaser makes no representations or warranties as to any matter whatsoever except as expressly set forth in this Agreement or in any certificate delivered by the Purchaser to the Company in accordance with the terms hereof and thereof.
6.            Board Nomination.  From the Closing Date until 30 days from the Closing Date, the Purchaser shall have the right to appoint or nominate one qualified director for election to the Board who shall satisfy the independence requirements under applicable NASDAQ corporate governance rules (a

“Nominee”), and the Company agrees to take all necessary actions within its control, including, but not limited to, calling a meeting of the Board or executing an action by unanimous written consent of the Board, to appoint the Nominee on the Board as soon as practicable after such nomination, and such Nominee shall be nominated for election at the appropriate annual meeting of stockholders as determined pursuant to the organizational documents of the Company and applicable law.
7.            Stockholder Approval.  The Company agrees to use reasonable best efforts to take all necessary action to seek approval by the Company’s stockholders to permit the exercise of the Warrant under the applicable rules of NASDAQ or such successor securities exchange, provided, that the Company shall not be required to seek such stockholder approval until (i) the restriction period set forth in Section 4(l) has expired and (ii) the Purchaser shall have notified the Company of its good faith intent to exercise the Warrant in an amount for which such stockholder approval is necessary under NASDAQ rules.
8.            Collaboration and Use of Proceeds.    Both the Purchaser and the Company agree that the proceeds from the purchase hereunder is primarily intended for investment in acquiring and developing commercial properties into entertainment, gaming, and e-sports-themed venues in Asia, as identified by the Purchaser or the Company and mutually agreed to by the Purchaser and the Company before December 31, 2026. The Purchaser agrees to provide reasonable assistance and support, including resources, networking, advice, and industry expertise, to advance and facilitate the Company’s strategic objectives. The Company agrees to make commercially reasonable efforts to identify and pursue such business opportunities. If no agreement is reached on any projects by December 31, 2026, the Company and the Purchaser agree to negotiate in good faith to redirect the use of the funds for alternative purposes.
9.            Disclosure of Agreement; Publicity. Promptly after execution of this Agreement, the Company will file a Current Report on Form 8-K (“Signing Form 8-K”) under the Exchange Act reporting the material terms of this Agreement. The Company shall provide a draft of the Signing Form 8-K to the Purchaser and reasonably cooperate with the Purchaser with respect to any suggested revisions to the Signing Form 8-K prior to submission to the Commission. The Company and the Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor the Purchaser shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of the Purchaser, or without the prior consent of the Purchaser, with respect to any press release of the Company, in either case which consent shall not be unreasonably withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication.
10.            Entire Agreement; Amendment. This Agreement constitutes the entire agreement between the parties and supersedes any prior understandings, agreements or representations by or among the parties, or any of them, written or oral, with respect to the subject matter hereof. This Agreement may be amended or modified only by written instrument signed by all parties hereto. The headings in this Agreement are for convenience of reference only and shall not alter or otherwise affect the meaning hereof.
11.            Governing Law. This Agreement shall be governed by the laws of the State of New York applicable to contracts wholly executed and performed therein.  The parties agree that any dispute related to this Agreement shall exclusively be held in a venue in any court of competent jurisdiction located in Manhattan, New York, and the parties submit to the jurisdiction thereof.
12.            Fees and Expenses. The Company shall pay all reasonable legal fees and expenses incurred by the Purchaser in connection with the Purchaser’s consideration and discussion or negotiation of this Agreement and any additional agreements related thereto.

13.            Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed signature page by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Agreement.
14.            Remedies. Money damages may be inadequate with respect to any breach of any covenant or agreement contained in this Agreement and the non-breaching party may have no adequate remedy at law. It is accordingly agreed that each party shall be entitled, in addition to any other remedy to which it may be entitled at law or in equity, to seek injunctive relief and/or to compel specific performance to prevent breaches by the other parties of any covenant or agreement of such other party contained in this Agreement.
15.            Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective legal representatives, successors and permitted assigns. This Agreement shall not be assigned by the Purchaser without the prior written consent of the Company, or by the Company without the prior written consent of the Purchaser; provided, however, that any party may assign its rights and/or obligations to any entity controlled by, controlling or under common control with such party or to any corporate successor thereto.
16.            Further Assurances.  The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.
[Signature Page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

ALLIED GAMING & ENTERTAINMENT, INC.
By: /s/ Yinghua Chen
Name: Yinghua Chen
Title: Chief Executive Officer

Blue planet new energy technology LIMITED

By:	/s/ Carlos Oyarbide
Name:	Carlos Oyarbide
Title:	Director

Aggregate Purchase Price (USD): $6,600,000

Number of Purchase Shares: 6,000,000
Number of shares of Common Stock underlying the Warrant: 6,000,000

Address for Notice:

Attention:

Telephone No.:

Facsimile No.:

E-mail:

EXHIBIT A

FORM OF WARRANT